UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    December 18, 2012

TELOS CORPORATION
(Exact name of registrant as specified in charter)

Maryland	001-08443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information

On December 18, 2012, Telos Corporation (the “Company”) prepaid and satisfied in full its obligations under that certain Subordinated Non-Transferable Promissory Note, dated July 1, 2011 (the “Note”), issued to IT Logistics, Inc. (“ITL”) in connection with the acquisition of certain assets from ITL in July 2011.  The Note had a principal amount of $15,000,000, accrued interest at a rate of 6.0% per annum beginning November 1, 2012, and was payable on the earlier of July 1, 2041 or the occurrence of a Change in Control (as defined in the Note), provided that certain Senior Obligations (as defined in the Note) were satisfied prior to or concurrent with such Change in Control.

As a condition to the prepayment of the Note, ITL accepted payment in the amount of $7,556,712.33, which is the sum of $7,500,000 in principal plus $56,712.33 in accrued interest.  This amount represents a discount of 50% off of the principal amount of the Note.  No penalties were due to ITL in connection with the prepayment of the Note.

Item 9.01.	Financial Statements and Exhibits.

99.1
Subordinated Non-Transferable Promissory Note, dated July 1, 2011, issued to IT Logistics, Inc. by Telos Corporation in the principal amount of $15 million (incorporated by reference to Exhibit 4 filed with the Company’s Current Report on Form 8-K on July 8, 2011).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 27, 2012

TELOS CORPORATION

By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer